Exhibit 99.1

FOR IMMEDIATE RELEASE:

WESTERN DIGITAL ANNOUNCES FINANCIAL RESULTS FOR

SECOND FISCAL QUARTER 2018

Achieves Record Quarterly Revenue of $5.3 Billion

SAN JOSE, Calif. — Jan. 25, 2018 — Western Digital Corp. (NASDAQ: WDC) today reported record revenue of $5.3 billion for its second fiscal quarter ended Dec. 29, 2017. Operating income was $955 million with a net loss of $823 million, or ($2.78) per share. The GAAP net loss for the period includes a provisional net tax charge of $1.6 billion primarily due to the repatriation tax as a result of the Tax Cuts and Jobs Act. Excluding this charge and after other non-GAAP adjustments, the company achieved record non-GAAP operating income of $1.4 billion and non-GAAP net income of $1.2 billion, or $3.95 per share.

In the year-ago quarter, the company reported revenue of $4.9 billion, operating income of $545 million and net income of $235 million, or $0.80 per share. Non-GAAP operating income in the year-ago quarter was $995 million and non-GAAP net income was $675 million, or $2.30 per share.

The company generated approximately $1.2 billion in cash from operations during the second fiscal quarter of 2018, ending with $6.4 billion of total cash, cash equivalents and available-for-sale securities. On Nov. 1, 2017, the company declared a cash dividend of $0.50 per share of its common stock, which was paid to shareholders on Jan. 16, 2018.

“We continued our strong financial performance in the December quarter, with nine percent year-over-year revenue growth, driven by each of our major end-market categories and solid execution by our team,” said Steve Milligan, chief executive officer. “We once again generated strong operating cash flow, reflecting continued healthy demand in our end markets, most notably for our capacity enterprise hard drives and flash-based products.

Western Digital Announces Financial Results for Second Fiscal Quarter 2018

“I am very pleased with our technology and product development execution. The deployment of our 64-layer 3D flash technology continued across our product portfolio and we will be ramping our 96-layer technology later this calendar year. We continue to lead the industry with our high-capacity helium HDD platform in 10, 12 and 14 terabyte capacities and we remain on plan to sample our MAMR-based capacity enterprise drives in the second half of calendar 2018. I am also pleased that we resolved our negotiations with our JV partner Toshiba in December and ensured our long-term access to flash.”

The investment community conference call to discuss these results, the company’s guidance for the third fiscal quarter 2018 and an accompanying presentation will be webcast live over the Internet today at 2:30 p.m. Pacific/5:30 p.m. Eastern. The live and archived conference call/webcast can be accessed online at investor.wdc.com. Supplemental financial information, including the company’s guidance for the third fiscal quarter and the earnings presentation will also be posted on the same website. The telephone replay number in the U.S. is 1(855) 859-2056 or +1(404) 537-3406 for international callers. The required passcode is 9563377.

About Western Digital®

Western Digital creates environments for data to thrive. The company is driving the innovation needed to help customers capture, preserve, access and transform an ever-increasing diversity of data. Everywhere data lives, from advanced data centers to mobile sensors to personal devices, our industry-leading solutions deliver the possibilities of data. Western Digital data-centric solutions are marketed under the G-Technology™, HGST, SanDisk®, Tegile™, Upthere™ and WD® brands. Financial and investor information is available on the company’s Investor Relations website at investor.wdc.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements concerning the company’s preliminary financial results for its second fiscal quarter ended Dec. 29, 2017; technology and product development; market positioning; product portfolio; growth strategy; market demand for

Western Digital Announces Financial Results for Second Fiscal Quarter 2018

our products; and our long-term access to flash. These forward-looking statements are based on management’s current expectations and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements. The preliminary financial results for the company’s second fiscal quarter ended Dec. 29, 2017 included in this press release represent the most current information available to management. The company’s actual results when disclosed in its Form 10-Q may differ from these preliminary results as a result of the completion of the company’s financial closing procedures; final adjustments; completion of the review by the company’s independent registered accounting firm and other developments that may arise between now and the disclosure of the final results. Other risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements include: volatility in global economic conditions; uncertainties with respect to the company’s business ventures with Toshiba; business conditions and growth in the storage ecosystem; impact of competitive products and pricing; market acceptance and cost of commodity materials and specialized product components; actions by competitors; unexpected advances in competing technologies; our development and introduction of products based on new technologies and expansion into new data storage markets; risks associated with acquisitions, mergers and joint ventures; difficulties or delays in manufacturing; impacts of new tax legislation; and other risks and uncertainties listed in the company’s filings with the Securities and Exchange Commission (the “SEC”), including the company’s Form 10-Q filed with the SEC on Nov. 7, 2017, to which your attention is directed. You should not place undue reliance on these forward-looking statements, which speak only as of the date hereof, and the company undertakes no obligation to update these forward-looking statements to reflect new information or events.

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Western Digital, the Western Digital logo, G-Technology, HGST, SanDisk, Tegile, Upthere and WD are registered trademarks or trademarks of Western Digital Corporation or its affiliates in the US and/or other countries.

Western Digital Announces Financial Results for Second Fiscal Quarter 2018

Company contacts:

Western Digital Corp.

Investor Contact:

Bob Blair

949.672.7834

robert.blair@wdc.com

Media Contact:

Jim Pascoe

408.717.6999

jim.pascoe@wdc.com

WESTERN DIGITAL CORPORATION

PRELIMINARY CONDENSED CONSOLIDATED BALANCE SHEETS

(in millions; unaudited; on a US GAAP basis)

	Dec. 29, 2017	June 30, 2017
ASSETS
Current assets:
Cash and cash equivalents	$6,272	$6,354
Short-term investments	23	24
Accounts receivable, net	2,052	1,948
Inventories	2,281	2,341
Other current assets	485	389

Total current assets	11,113	11,056
Property, plant and equipment, net	3,054	3,033
Notes receivable and investments in Flash Ventures	1,845	1,340
Goodwill	10,076	10,014
Other intangible assets, net	3,230	3,823
Other non-current assets	522	594

Total assets	$29,840	$29,860

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,921	$2,144
Accounts payable to related parties	250	206
Accrued expenses	1,191	1,069
Accrued compensation	523	506
Accrued warranty	194	186
Current portion of long-term debt	274	233

Total current liabilities	4,353	4,344
Long-term debt	11,777	12,918
Other liabilities	2,438	1,180

Total liabilities	18,568	18,442
Total shareholders’ equity	11,272	11,418

Total liabilities and shareholders’ equity	$29,840	$29,860

WESTERN DIGITAL CORPORATION

PRELIMINARY CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in millions, except per share amounts; unaudited; on a US GAAP basis)

	Three Months Ended		Six Months Ended
	Dec. 29, 2017	Dec. 30, 2016	Dec. 29, 2017	Dec. 30, 2016
Revenue, net	$5,336	$4,888	$10,517	$9,602
Cost of revenue	3,323	3,355	6,591	6,734

Gross profit	2,013	1,533	3,926	2,868

Operating expenses:
Research and development	629	585	1,221	1,224
Selling, general and administrative	381	358	745	754
Employee termination, asset impairment and other charges	48	45	100	113

Total operating expenses	1,058	988	2,066	2,091

Operating income	955	545	1,860	777
Interest and other expense, net	(181)	(224)	(376)	(727)

Income before taxes	774	321	1,484	50
Income tax expense	1,597	86	1,626	181

Net income (loss)	$(823)	$235	$(142)	$(131)

Income (loss) per common share:
Basic	$(2.78)	$0.82	$(0.48)	$(0.46)

Diluted	$(2.78)	$0.80	$(0.48)	$(0.46)

Weighted average shares outstanding:
Basic	296	286	295	285

Diluted	296	294	295	285

WESTERN DIGITAL CORPORATION

PRELIMINARY CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in millions; unaudited; on a US GAAP basis)

	Three Months Ended		Six Months Ended
	Dec. 29, 2017	Dec. 30, 2016	Dec. 29, 2017	Dec. 30, 2016
Operating Activities
Net income (loss)	$(823)	$235	$(142)	$(131)
Adjustments to reconcile net income (loss) to net cash provided by operations:
Depreciation and amortization	535	514	1,068	1,022
Stock-based compensation	99	102	196	201
Deferred income taxes	129	(30)	165	117
Loss on disposal of assets	11	6	12	10
Write-off of issuance costs and amortization of debt discounts	13	11	23	258
Other non-cash operating activities, net	5	54	16	60
Changes in operating assets and liabilities, net	1,213	168	977	(37)

Net cash provided by operating activities	1,182	1,060	2,315	1,500

Investing Activities
Purchases of property, plant and equipment, net	(251)	(146)	(406)	(329)
Activity related to Flash Ventures, net	(378)	(43)	(509)	(70)
Acquisitions, net of cash acquired	(6)	—	(99)	—
Other	6	75	7	83

Net cash used in investing activities	(629)	(114)	(1,007)	(316)

Financing Activities
Employee stock plans, net	73	80	32	106
Proceeds from acquired call option	—	—	—	61
Dividends paid to shareholders	(148)	(142)	(295)	(284)
Settlement of debt hedge contracts	2	—	28	—
Proceeds from debt, net of issuance costs	2,958	—	2,958	3,985
Repayment of debt	(4,052)	(12)	(4,114)	(8,254)

Net cash used in financing activities	(1,167)	(74)	(1,391)	(4,386)

Effect of exchange rate changes on cash	—	(9)	1	(9)

Net increase (decrease) in cash and cash equivalents	(614)	863	(82)	(3,211)
Cash and cash equivalents, beginning of period	6,886	4,077	6,354	8,151

Cash and cash equivalents, end of period	$6,272	$4,940	$6,272	$4,940

WESTERN DIGITAL CORPORATION

PRELIMINARY RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(in millions, except per share amounts; unaudited)

	Three Months Ended		Six Months Ended
	Dec. 29, 2017	Dec. 30, 2016	Dec. 29, 2017	Dec. 30, 2016
GAAP cost of revenue	$3,323	$3,355	$6,591	$6,734
Amortization of acquired intangible assets	(274)	(238)	(553)	(440)
Stock-based compensation expense	(13)	(11)	(26)	(24)
Acquisition-related charges	—	(1)	—	(18)
Charges related to cost saving initiatives	(6)	(8)	7	(38)
Other	—	(1)	—	(3)

Non-GAAP cost of revenue	$3,030	$3,096	$6,019	$6,211

GAAP gross profit	$2,013	$1,533	$3,926	$2,868
Amortization of acquired intangible assets	274	238	553	440
Stock-based compensation expense	13	11	26	24
Acquisition-related charges	—	1	—	18
Charges related to cost saving initiatives	6	8	(7)	38
Other	—	1	—	3

Non-GAAP gross profit	$2,306	$1,792	$4,498	$3,391

GAAP operating expenses	$1,058	$988	$2,066	$2,091
Amortization of acquired intangible assets	(41)	(39)	(81)	(79)
Stock-based compensation expense	(86)	(85)	(170)	(171)
Employee termination, asset impairment and other charges	(48)	(45)	(100)	(113)
Acquisition-related charges	(6)	(5)	(10)	(15)
Charges related to cost saving initiatives	(12)	(15)	(21)	(48)
Other	—	(2)	—	(5)

Non-GAAP operating expenses	$865	$797	$1,684	$1,660

GAAP operating income	$955	$545	$1,860	$777
Cost of revenue adjustments	293	259	572	523
Operating expense adjustments	193	191	382	431

Non-GAAP operating income	$1,441	$995	$2,814	$1,731

GAAP interest and other expense, net	$(181)	$(224)	$(376)	$(727)
Convertible debt activity, net	—	1	—	6
Debt extinguishment costs	2	—	2	267
Other	(1)	2	(6)	6

Non-GAAP interest and other expense, net	$(180)	$(221)	$(380)	$(448)

GAAP income tax expense	$1,597	$86	$1,626	$181
Income tax adjustments	(1,544)	13	(1,489)	(21)

Non-GAAP income tax expense	$53	$99	$137	$160

	Three Months Ended		Six Months Ended
	Dec. 29, 2017	Dec. 30, 2016	Dec. 29, 2017	Dec. 30, 2016
GAAP net income (loss)	$(823)	$235	$(142)	$(131)
Amortization of acquired intangible assets	315	277	634	519
Stock-based compensation expense	99	96	196	195
Employee termination, asset impairment and other charges	48	45	100	113
Acquisition-related charges	6	6	10	33
Charges related to cost saving initiatives	18	23	14	86
Convertible debt activity, net	—	1	—	6
Debt extinguishment costs	2	—	2	267
Other	(1)	5	(6)	14
Income tax adjustments	1,544	(13)	1,489	21

Non-GAAP net income	$1,208	$675	$2,297	$1,123

Diluted income (loss) per common share:
GAAP	$(2.78)	$0.80	$(0.48)	$(0.46)

Non-GAAP	$3.95	$2.30	$7.51	$3.85

Diluted weighted average shares outstanding:
GAAP	296	294	295	285

Non-GAAP	306	294	306	292

To supplement the condensed consolidated financial statements presented in accordance with U.S. generally accepted accounting principles (“GAAP”), the table above sets forth non-GAAP cost of revenue; non-GAAP gross profit; non-GAAP operating expenses; non-GAAP operating income; non-GAAP interest and other expense, net; non-GAAP income tax expense; non-GAAP net income and non-GAAP diluted income per common share (“Non-GAAP measures”). These Non-GAAP measures are not in accordance with, or an alternative for, measures prepared in accordance with GAAP and may be different from Non-GAAP measures used by other companies. The company believes the presentation of these Non-GAAP measures, when shown in conjunction with the corresponding GAAP measures, provides useful information to investors for measuring the company’s earnings performance and comparing it against prior periods. Specifically, the company believes these Non-GAAP measures provide useful information to both management and investors as they exclude certain expenses, gains and losses that the company believes are not indicative of its core operating results or because they are consistent with the financial models and estimates published by many analysts who follow the company and its peers. As discussed further below, these Non-GAAP measures exclude the amortization of acquired intangible assets, stock-based compensation expense, employee termination, asset impairment and other charges, acquisition-related charges, charges related to cost saving initiatives, convertible debt activity, debt extinguishment costs, other charges, and income tax adjustments, and the company believes these measures along with the related reconciliations to the GAAP measures provide additional detail and comparability for assessing the company’s results. These Non-GAAP measures are some of the primary indicators management uses for assessing the company’s performance and planning and forecasting future periods. These measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results.

As described above, the company excludes the following items from its Non-GAAP measures:

Amortization of acquired intangible assets. The company incurs expenses from the amortization of acquired intangible assets over their economic lives. Such charges are significantly impacted by the timing and magnitude of the company’s acquisitions and any related impairment charges.

Stock-based compensation expense. Because of the variety of equity awards used by companies, the varying methodologies for determining stock-based compensation expense, the subjective assumptions involved in those determinations, and the volatility in valuations that can be driven by market conditions outside the company’s control, the company believes excluding stock-based compensation expense enhances the ability of management and investors to understand and assess the underlying performance of its business over time and compare it against the company’s peers, a majority of whom also exclude stock-based compensation expense from their non-GAAP results.

Employee termination, asset impairment and other charges. From time-to-time, in order to realign the company’s operations with anticipated market demand or to achieve cost synergies from the integration of acquisitions, the company may terminate employees and/or restructure its operations. From time-to-time, the company may also incur charges from the impairment of intangible assets and other long-lived assets. These charges (including any reversals of charges recorded in prior periods) are inconsistent in amount and frequency, and the company believes are not indicative of the underlying performance of its business.

Acquisition-related charges. In connection with the company’s business combinations, the company incurs expenses which it would not have otherwise incurred as part of its business operations. These expenses include third-party professional service and legal fees, third-party integration services, severance costs, non-cash adjustments to the fair value of acquired inventory, contract termination costs, and retention bonuses. The company may also experience other accounting impacts in connection with these transactions. These charges and impacts are related to acquisitions, are inconsistent in amount and frequency, and the company believes are not indicative of the underlying performance of its business.

Charges related to cost saving initiatives. In connection with the transformation of the company’s business, the company has incurred charges related to cost saving initiatives which do not qualify for special accounting treatment as exit or disposal activities. These charges, which the company believes are not indicative of the underlying performance of its business, primarily relate to costs associated with rationalizing the company’s channel partners or vendors, transforming the company’s information systems infrastructure, integrating the company’s product roadmap, and accelerated depreciation on assets.

Convertible debt activity, net. The company excludes non-cash economic interest expense associated with the convertible senior notes, the gains and losses on the conversion of the convertible senior notes and call option, and unrealized gains and losses related to the change in fair value of the exercise option and call option. These charges and gains and losses do not reflect the company’s operating results, and the company believes are not indicative of the underlying performance of its business.

Debt extinguishment costs. From time-to-time, the company replaces its existing debt with new financing at more favorable interest rates or utilize available capital to settle debt early, both of which generate interest savings in future periods. The company incurs debt extinguishment charges consisting of the costs to call the existing debt and/or the write-off of any related unamortized debt issuance costs. These gains and losses do not reflect the company’s operating results, and the company believes are not indicative of the underlying performance of its business.

Other charges. From time-to-time, the company sells or impairs investments or other assets which are not considered necessary to its business operations; is a party to legal or arbitration proceedings, which could result in an expense or benefit due to settlements, final judgments, or accruals for loss contingencies; or incurs other charges or gains which the company believes are not a part of the ongoing operation of its business. The resulting expense or benefit is inconsistent in amount and frequency.

Income tax adjustments. Income tax adjustments include the difference between income taxes based on a forecasted annual non-GAAP tax rate and a forecasted annual GAAP tax rate as a result of the timing of certain non-GAAP pre-tax adjustments. Additionally, as a result of the Tax Cuts and Jobs Act, the three and six months ended December 29, 2017 income tax adjustments include a provisional income tax expense of $1.66 billion for the one-time mandatory deemed repatriation tax and a provisional income tax benefit of $88 million related to the re-measurement of deferred tax assets and liabilities.